Exhibit 10.1
Execution Version
Third Amendment

to

Third Amended and Restated Credit Agreement

Among

Linn Energy, LLC
as Borrower,

BNP Paribas,
as Administrative Agent,

and

The Lenders Signatory Hereto

Effective as of June 16, 2008

Third Amendment to Third Amended and Restated Credit Agreement

This Third Amendment to Third Amended and Restated Credit Agreement (this “Third Amendment”) executed effective as of June 16, 2008 (the “Third Amendment Effective Date”) is among Linn Energy, LLC, a limited liability company formed under the laws of the State of Delaware (the “Borrower”); each of the undersigned guarantors (the “Guarantors”, and together with the Borrower, the “Obligors”); each of the Lenders that is a signatory hereto; and BNP Paribas, as administrative agent for the Lenders (in such capacity, together with its successors, the “Administrative Agent”).

Recitals

A.           The Borrower, the Administrative Agent and the Lenders are parties to that certain Third Amended and Restated Credit Agreement dated as of August 31, 2007 (as amended by that certain First Amendment to Third Amended and Restated Credit Agreement dated as of November 2, 2007 and by that certain Second Amendment to Third Amended and Restated Credit Agreement dated as of January 31, 2008, the “Credit Agreement”), pursuant to which the Lenders have made certain credit available to and on behalf of the Borrower.

B.           The Borrower has requested and the Administrative Agent and the Lenders have agreed to waive and/or amend certain provisions of the Credit Agreement.

C.           NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.                      Defined Terms.  Each capitalized term which is defined in the Credit Agreement, but which is not defined in this Third Amendment, shall have the meaning ascribed such term in the Credit Agreement.  Unless otherwise indicated, all section references in this Third Amendment refer to the Credit Agreement.

Section 2.                      Amendments to Credit Agreement.

2.1           Definitions.  Section 1.02 is hereby amended by adding or amending and restating the following definitions:

“ ‘Agreement’ means this Third Amended and Restated Credit Agreement, as amended by that certain First Amendment to Third Amended and Restated Credit Agreement, dated as of November 2, 2007, by that certain Second Amendment to Third Amended and Restated Credit Agreement dated as of January 31, 2008, by that certain Third Amendment to Third Amended and Restated Credit Agreement dated as of June 16, 2008, and as the same may from time to time be further amended, modified, supplemented or restated.”

2.2           Definitions.  Section 1.02 is hereby further amended by adding the following definitions where alphabetically appropriate:

“  ‘Clean Down Period’ has the meaning assigned such term in Section 8.19.”

“ ‘Distribution Borrowing’ means that portion of any Borrowing the proceeds of which are used to make any Restricted Payment constituting a distribution to members of the Borrower made in accordance with Section 9.04(a)(iii) ..”

2.3           Section 3.04(c).  Clause (viii) of Section 3.04(c) is hereby amended to read as follows:

“(viii)                      If not otherwise required as prepayments by this Section 3.04 (including payments required within 90 days pursuant to Section 3.04(c)(ii)), the Borrower shall use 100% of the Net Cash Proceeds of any Equity Interests or Funded Debt (or such lesser portion as shall be necessary to prepay the Second Lien Term Loans in full) to prepay the Second Lien Term Loans.”

2.4           Section 8.19.  A new Section 8.19 is hereby added, which reads as follows:

Section 8.19                                Clean Down Period.  During each calendar year during the term of this Agreement, the Borrower shall cause there to be a period of ten (10) consecutive days (the “Clean Down Period”) during which (a) there are no Distribution Borrowings outstanding and (b) no Distribution Borrowings shall be made.

2.5           Section 9.02(e).  Section 9.02(e) is hereby amended and restated in its entirety to read as follows:

(e)           Debt (i) associated with bonds or surety obligations required by Governmental Requirements in connection with the operation of Oil and Gas Properties in the ordinary course of business and (ii) comprised of guarantees of obligations of Subsidiaries under marketing agreements entered into in the ordinary course of business.

2.6           Section 9.02(h).  Section 9.02(h) is hereby amended and restated in its entirety to read as follows:

(h)           Debt and any guarantees thereof, provided that (1) (a) at the time such Debt is incurred, no Default has occurred and is then continuing and (b) no Default would result from the incurrence of such Debt after giving effect to the incurrence of such Debt (and any concurrent repayment of Debt with the proceeds of such incurrence), (2) immediately after the incurrence of such Debt, the Borrowing Base shall be adjusted in accordance with Section 2.07(e) and/or Section 3.04(c)(iv) and the incurrence of such Debt (and any concurrent repayment of Debt with the proceeds of such incurrence) would not result in the total Revolving Credit Exposure exceeding such adjusted Borrowing Base, (3) such Debt does not have any scheduled amortization prior to four years after the Maturity Date, (4) such Debt does not mature sooner than four years after the Maturity Date, (5) such Debt and any guarantees thereof are on market terms for issuers of similar size and credit quality given the then prevailing market conditions and (6) such Debt does not have any mandatory prepayment or redemption provisions (other than customary change of control or asset sale tender offer provisions) which would require a mandatory prepayment or redemption in priority to the Indebtedness.

2.7           Section 9.04(b).  Section 9.04(b) is hereby amended and restated in its entirety to read as follows:

(b)           Redemption or Repayment of Subordinated Debt.  The Borrower will not, and will not permit any Subsidiary to: (i) call, make or offer to make any optional Redemption of or otherwise optionally Redeem (and in the case of any subordinated Debt, call, make or offer to make any mandatory or optional Redemption) whether in whole or in part or repay any Debt permitted to be incurred hereunder, including the Second Lien Term Loan or any Permitted Refinancing Debt, except with the proceeds of Asset Sales, Casualty Events or Funded Debt, or the proceeds of the sale or issuance of Equity Interests or Permitted Refinancing Debt, in each case, in accordance with Section 3.04; (ii) amend, modify, waive or otherwise change, consent or agree to any amendment, modification, waiver or other change to, any of the terms of any notes evidencing any Debt permitted hereunder, including the Second Lien Term Loan or any Permitted Refinancing Debt, or any indenture, agreement, instrument, certificate or other document relating to any Debt permitted hereunder (including any agreement, instrument, certificate or other document executed or delivered in connection with any Permitted Refinancing Debt, the Second Lien Term Loan Agreement, any Second Lien Term Loan Document and any other document or agreement relating thereto) if (A) the effect of such amendment, modification or waiver is to shorten the final maturity, except as permitted under Section 9.02(h) or in accordance with the definition of Permitted Refinancing Debt, or increase the amount of any payment of principal thereof or increase the rate or shorten any period for payment of interest thereon or modify the method of calculating the interest rate, (B) such action adds covenants, events of default or other agreements to the extent more restrictive, taken as a whole, than those contained in this Agreement, as determined by the Board of Directors of the Borrower in its reasonable and good faith judgment, or (C) such action adds collateral unless the Loan Documents are being amended at the same time to reflect such new collateral, provided that the foregoing shall not prohibit the execution of supplemental agreements in connection with the issuance of Permitted Refinancing Debt or the addition of guarantors if required by the terms thereof; and (iii) designate any Debt (other than obligations of the Borrower and the Subsidiaries pursuant to the Loan Documents) as “Specified Senior Indebtedness” or “Specified Guarantor Senior Indebtedness” or give any such other Debt any other similar designation for the purposes of any indentures or other documents relating to any subordinated Debt permitted hereunder, including the Second Lien Term Loan.

2.8           Section 10.01(g).  Section 10.01(g) is hereby amended and restated in its entirety to read as follows:

(g)           any event or condition occurs (after giving effect to any notice or cure period) that results in any Material Indebtedness becoming due prior to its scheduled maturity (other than the Second Lien Term Loans becoming due upon the giving of notice of any prepayment thereof to be effected with the proceeds of permitted refinancing Debt) or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the Redemption thereof or any offer to Redeem to be made in respect thereof, prior to its scheduled maturity or require the Borrower or any of its Subsidiaries to make an offer in respect thereof.

Section 3.                      Clarification regarding Borrowing Base; Waivers.

3.1           Adjustment to Borrowing Base upon Incurrence of Funded Debt.  The parties wish to confirm their mutual understanding regarding the interpretation of Section 2.07(e) and Section 9.02(h).  In that regard, for the avoidance of doubt, the parties intend that any adjustment to the Borrowing Base only occur in respect of the net amount of Funded Debt incurred, i.e. the gross amount less the amount of any Debt concurrently repaid or retired with the proceeds of such incurrence.  As an example, if $500 million of Funded Debt were incurred and $400 million of existing Funded Debt were retired with the proceeds of such incurrence, the Borrowing Base adjustment under Section 2.07(e) would be $25 million (25% of $100 million).

3.2           The Borrower has informed the Administrative Agent that it desires to sell certain of its Appalachia Oil and Gas Properties identified in (i) that certain Purchase and Sale Agreement Appalachia Region dated as of April 13, 2008, among Linn Energy Holdings, LLC, Linn Operating, Inc., Penn West Pipeline, LLC (each of which are Subsidiaries of the Borrower) and XTO Energy Inc. and (ii) that certain Limited Partnership Asset Purchase and Sale Agreement Appalachia Region dated April 13, 2008 among Linn Energy Holdings, LLC, Marathon 85-II Limited Partnership, Marathon 85-III Limited Partnership and XTO Energy Inc. for approximately $600,000,000 in the aggregate (collectively, the “Asset Sale”).  The Borrower has informed the Administrative Agent and the Lenders that consummation of the Asset Sale and application of the proceeds thereof as currently contemplated may violate the following sections:

•	Section 3.04(c)(viii)—requirement that 100% of Net Cash Proceeds of Asset Sales be used to repay Second Lien Loans.

•	Section 9.11—prohibition on sale of all or substantially all assets of a Subsidiary (sale of all or substantially all assets of Penn West Pipeline, LLC and Mid Atlantic Well Service, Inc.).

•	Section 9.15—prohibition on sale of Equity Interests in a Subsidiary (sale of all Equity Interests in Big Creek Pipeline).

3.3           The Borrower further informs the Administrative Agent of its interests in Marathon 85-II Limited Partnership and Marathon 85-III Limited Partnership, each of which constitutes the ownership of a Subsidiary other than a Wholly-Owned Subsidiary, and that the continued ownership of such interests may violate Section 9.15.  The Borrower hereby requests that the Lenders waive any Default or Event of Default that may have arisen prior to the date hereof, or may hereafter arise, under Section 9.15 as a result of the ownership of such non-Wholly Owned Subsidiaries

3.4           The Borrower hereby requests that the Lenders waive the foregoing Sections of the Credit Agreement identified in Sections 3.2 and 3.3 of this Third Amendment to permit the Asset Sale and the Lenders hereby waive such Sections of the Credit Agreement.

3.5           Neither the execution by the Administrative Agent or the Lenders of this Third Amendment, nor any other act or omission by the Administrative Agent or the Lenders or their officers in connection herewith, shall be deemed a waiver by the Administrative Agent or the Lenders of any other defaults which may exist, which may have occurred prior to the Asset Sale, or which may occur in the future under the Loan Agreement and/or the other Loan Documents, or any future defaults of the same provision waived hereunder (collectively “Other Violations”).  Similarly, nothing contained in this Third Amendment shall directly or indirectly in any way whatsoever either: (i) impair, prejudice or otherwise adversely affect the Administrative Agent’s or the Lenders’ right at any time to exercise any right, privilege or remedy in connection with the Loan Documents with respect to any Other Violations, (ii) amend or alter any provision of the Loan Agreement, the other Loan Documents, or any other contract or instrument, or (iii) constitute any course of dealing or other basis for altering any obligation of the Borrower or any right, privilege or remedy of the Administrative Agent or the Lenders under the Loan Agreement, the other Loan Documents, or any other contract or instrument.  Nothing in this Third Amendment shall be construed to be a consent by the Administrative Agent or the Lenders to any Other Violations.

Section 4.                      Conditions Precedent.  The effectiveness of this Third Amendment is subject to the receipt by the Administrative Agent of the following documents and satisfaction of the other conditions provided in this Section 4, each of which shall be reasonably satisfactory to the Administrative Agent in form and substance:

4.1           Payment by the Borrower to the Administrative Agent of all fees and other amounts due and payable on or prior to the Third Amendment Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower.

4.2           The Administrative Agent shall have received multiple counterparts as requested of this Third Amendment from the Majority Lenders.

4.3           The Administrative Agent shall have received such other documents as the Administrative Agent or special counsel to the Administrative Agent may reasonably request.

4.4           No Default or Event of Default shall have occurred and be continuing as of the Third Amendment Effective Date.

Section 5.                      Representations and Warranties; Etc.  Each Obligor hereby affirms:  (a) that as of the date of execution and delivery of this Third Amendment, all of the representations and warranties contained in each Loan Document to which such Obligor is a party are true and correct in all material respects as though made on and as of the Third Amendment Effective Date

(unless made as of a specific earlier date, in which case, was true as of such date); and (b) that after giving effect to this Third Amendment and to the transactions contemplated hereby, no Defaults exist under the Loan Documents or will exist under the Loan Documents.

Section 6.                      Miscellaneous.

6.1           Confirmation.  The provisions of the Credit Agreement (as amended by this Third Amendment) shall remain in full force and effect in accordance with its terms following the effectiveness of this Third Amendment.

6.2           Ratification and Affirmation of Obligors.  Each of the Obligors hereby expressly (i) acknowledges the terms of this Third Amendment, (ii) ratifies and affirms its obligations under the Guarantee Agreement and the other Security Instruments to which it is a party, (iii) acknowledges, renews and extends its continued liability under the Guarantee Agreement and the other Security Instruments to which it is a party and agrees that its guarantee under the Guarantee Agreement and the other Security Instruments to which it is a party remains in full force and effect with respect to the Indebtedness as amended hereby.

6.3           Counterparts.  This Third Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

6.4           No Oral Agreement.  This written Third Amendment, the Credit Agreement and the other Loan Documents executed in connection herewith and therewith represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous, or unwritten oral agreements of the parties.  There are no subsequent oral agreements between the parties.

6.5           Governing Law.  This Third Amendment (including, but not limited to, the validity and enforceability hereof) shall be governed by, and construed in accordance with, the laws of the State of Texas.

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be duly executed effective as of the date first written above.

BORROWER:                                                      LINN ENERGY, LLC

By:/s/ Kolja Rockov
Kolja Rockov,
Executive Vice President and Chief Financial Officer

GUARANTORS:                         LINN ENERGY HOLDINGS, LLC
LINN OPERATING, INC.
PENN WEST PIPELINE, LLC
MID ATLANTIC WELL SERVICE, INC.
MID-CONTINENT HOLDINGS I, LLC
MID-CONTINENT HOLDINGS II, LLC
MID-CONTINENT I, LLC
MID-CONTINENT II, LLC
LINN GAS MARKETING, LLC
LINN EXPLORATION MIDCONTINENT, LLC

By:/s/ Kolja Rockov
Kolja Rockov,
Executive Vice President and Chief Financial Officer

Third Amendment
Signature Page - 1

BNP PARIBAS, as Administrative Agent and a Lender

By: /s/ Betsy Jocher
Name: Betsy Jocher
Title:   Director

By: /s/ Robert Long
Name: Robert Long
Title:   Vice President

ROYAL BANK OF CANADA, as Syndication Agent and a Lender

By: Don J. McKinnerney
Name: Don J. McKinnerney
Title:   Authorized Signatory

SOCIETE GENERALE, as a Co-Documentation Agent and a Lender

By: /s/ Stephen W. Warfel
Name: Stephen W. Warfel
Title:   Managing Director

COMERICA BANK, as a Lender

By: /s/ Gregory D. Smith
Name: Gregory D. Smith
Title:   Vice President

Third Amendment
Signature Page - 2

FORTIS CAPITAL CORP., as a Lender

By: /s/ David Montgomery
Name: David Montgomery
Title:   Director

By: /s/ Darrell Holley
Name: Darrell Holley
Title:   Managing Director

CITIBANK, NA, as a Co-Documentation Agent and a Lender

By: /s/ David E. Hunt
Name: David E. Hunt
Title:   Vice President

KEYBANK NATIONAL ASSOCIATION, as a Lender

By: /s/ Thomas Rajan
Name: Thomas Rajan
Title:   Managing Director

WACHOVIA BANK, N.A., as a Lender

By: /s/ Leanne S. Phillips
Name: Leanne S. Phillips
Title:   Director

Third Amendment
Signature Page - 3

BMO CAPITAL MARKETS FINANCING, INC., as a Co-Documentation Agent and a Lender

By: /s/ James V. Ducote
Name: James V. Ducote
Title:   Director

CREDIT SUISSE, as a Lender

By: /s/ Vanessa Gomez
Name: Vanessa Gomez
Title:   Director

By: /s/ Nupur Kumar
Name: Nupur Kumar
Title:   Associate

COMPASS BANK, as a Lender

By: /s/ Greg Determann
Name: Greg Determann
Title:   Vice President

DnB NOR BANK ASA, as a Lender

By: /s/ Henrik Asland
Name: Henrik Asland
Title:   Senior Vice President

By: /s/ Thomas Tangen
Name: Thomas Tangen
Title:   First Vice President

Third Amendment
Signature Page - 4

DZ BANK AG, DEUTSCHE ZENTRAL-GENOSSENSCHAFTSBANK, FRANKFURT AM MAIN, NEW YORK BRANCH, as a Lender

By:
Name:
Title:

By:
Name:
Title:

GUARANTY BANK, FSB, as a Lender

By: /s/ W. David McCarver IV
Name: W. David McCarver IV
Title:   Vice President

LEHMAN BROTHERS COMMERCIAL BANK, as a Lender

By: /s/ Darren S. Lane
Name: Darren S. Lane
Title:   Operations Officer

JPMORGAN CHASE BANK, N.A., as a Lender

By: /s/ Michael A. Kamauf
Name: Michael A. Kamauf
Title:   Vice President

Third Amendment
Signature Page - 5

THE ROYAL BANK OF SCOTLAND plc, as a Lender

By: /s/ Mark Lumpkin, Jr.
Name: Mark Lumpkin, Jr.
Title:   Vice President

RZB FINANCE LLC, as a Lender

By: /s/ Shirley Ritch
Name: Shirley Ritch
Title:   Assistant Vice President

By: /s/ John A. Valiska
Name: John A. Valiska
Title:   First Vice President

UNION BANK OF CALIFORNIA, N.A., as a Lender

By: /s/ Scott Gildea
Name: Scott Gildea
Title:   Vice President

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By: /s/ Tyler Fauerbach
Name: Tyler Fauerbach
Title:   Vice President

Third Amendment
Signature Page - 6

CALYON NEW YORK BRANCH, as a Lender

By: /s/ Tom Byargeon       Sharada Manne
Name: Tom Byargeon       Sharada Manne
Title:   Managing Director    Director

THE BANK OF NOVA SCOTIA, as a Lender

By: /s/ David Mills
Name: David Mills
Title:   Director

DEUTSCHE BANK TRUST COMPANY AMERICAS, as a Lender

By: /s/ David J. Bell
Name: David J. Bell
Title:   Managing Director

By: /s/ Dusan Lazarov
Name: Dusan Lazarov
Title:   Vice President

ALLIED IRISH BANKS P.L.C., as a Lender

By: /s/ David O’Driscoll       Robert F. Moyle
Name: David O’Driscoll        Robert F. Moyle
Title:   Assistant Vice President  Senior Vice President

Third Amendment
Signature Page - 7

WESTLB AG, NEW YORK BRANCH, as a Lender

By:
Name:
Title:

SUNTRUST BANK, as a Lender

By: /s/ Yann Pirio
Name: Yann Pirio
Title:   Director

Third Amendment
Signature Page - 8